UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14(a)-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14a-6(e)(2)).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Section 240.14a-12

UNICO, INCORPORATED

_______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

_______________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________
(5) Total fee paid:

______________________________________________________________________________
[ ] Fee paid previously with preliminary materials.

______________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule

    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

    or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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UNICO, INCORPORATED

8880 Rio San Diego Drive, 8th Floor

San Diego, California  92108

(619) 209-6124

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON September 9, 2005

Dear Shareholders:

A special meeting of shareholders of Unico, Incorporated, an Arizona corporation (the “Company”), will be held on September 9, 2005 at 10:00 a.m. local time, at the Hilton San Diego Mission Valley located at 901 Camino del Rio South, San Diego, California, 92108 for the following purposes:

RECOMMENDED VOTE

FOR
1. To consider and vote upon a proposal to authorize the Board to withdraw the Company's election to be treated as a business development company("BDC") pursuant to Section 54(c) under the Investment Company Act.

Only shareholders of record shown on the books of Unico at the close of business on August 5, 2005 will be entitled to vote at the meeting or any adjournment thereof.  Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible.  Please mail your completed and signed proxy before September 2, 2005 so that we will receive it prior to the special meeting of shareholders.  Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to Unico.

This notice, the proxy statement and the enclosed proxy are sent to you by order of the board of directors.

/s/ Mark A. Lopez______ Mark A. Lopez Chief Executive Officer

San Diego, CA
August 8, 2005

UNICO, INCORPORATED,

an Arizona corporation

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD September 9, 2005

______________________________

INTRODUCTION

Your proxy is solicited by the board of directors of Unico, Incorporated, an Arizona corporation (“Unico” or the “Company”) for use at a special meeting of shareholders to be held on September 9, 2005, and at any adjournment thereof, for the purposes set forth in the attached notice of special meeting.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by Unico.  Directors, officers, and regular employees of Unico may, without compensation other than their regular compensation, solicit proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of Unico or by filing a new written proxy with an officer of Unico.  Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the notice of special meeting.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of Unico’s principal executive office is 8880 Rio San Diego Drive, 8th Floor, San Diego, California  92108. This proxy statement and the related proxy and notice of the special meeting will first be mailed to the shareholders on or about August 12, 2005.

VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Unico’s Board of Directors has fixed August 5, 2005 as the “Record Date” for determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting.  At the close of business on August 5, 2005, there were approximately 498,427,896 shares of Unico’s Common Stock and 10,000,000 shares of Unico’s Series A Preferred Stock issued and outstanding.  Common Stock has 1 vote per share and Series A Preferred Stock has no voting rights, except for the election of two directors.

Votes cast by proxy or in person at the special meeting will be tabulated by Mark Lopez who has been appointed as the inspector of election prior to the special meeting.  He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, a proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

REVOCABILITY OF PROXY

You may revoke your proxy at any time prior to the start of our special meeting in three ways:

1.

by delivering a written notice of revocation to Mr. Mark Lopez, the chief  executive officer of Unico, at 8880 Rio San Diego Drive, 8th Floor, San Diego, California  92108;

2.

by submitting a duly executed proxy bearing a later date; or

3.

by attending our special meeting and expressing the desire to vote your common shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

DISSENTERS - RIGHTS OF APPRAISALS

Under Arizona law, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposals.

QUORUM

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock representing more than 249,213,948 votes (in excess of one-half of the number of votes eligible to be voted at the special meeting) will constitute a quorum for transacting business.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the special meeting in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

Our Board of Directors has determined that the proposal is in the best interests of the Company and our shareholders.  Accordingly, the Board of Directors has unanimously approved the proposal and recommends that the shareholders vote in favor of the proposal as well.

Members of our board of directors collectively own 25,630,278 shares of Unico’s common stock, or approximately 5.1% of the votes entitled to be cast at the special meeting.  They have indicated their intentions to vote their shares in favor of the proposal.

MATTERS TO BE ACTED UPON

AUTHORIZATION TO WITHDRAW AS A BUSINESS DEVELOPMENT CORPORATION

Background

     The Company is a closed-end management investment company, which elected, on August 12, 2004 to be regulated as BDC as that term is defined in Section 54 of the Investment Company Act. As a BDC, the Company is subject to the Investment Company Act, including certain provisions applicable only to BDC’s (the “BDC Provisions”), although it is excepted from certain provisions of the Investment Company Act applicable to registered closed-end investment companies. BDC’s generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under “Investment Company Act Provisions Applicable to BDC’s.”

     Historically, the Company intended to seek out investment securities as its core business, rather than operate businesses directly.  The Company has determined, however, that in the current environment it would be better served to focus its efforts on the operation of businesses rather than act as a passive investor.  In consideration of the future operations of the Company and its planned operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company’s business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on acquisitions of controlling investments in operating companies and assets, that the regulatory regime governing BDC’s is no longer appropriate and will hinder the Company’s future growth. In addition, the Board believes that the Company will not be required to be regulated under the Investment Company Act under these circumstances.

     The Company was notified by a staff attorney at the Securities and Exchange Commission ("Commission") that certain debentures and convertible preferred stock issued by the Company were considered "senior securities" as defined by the Investment Company Act of 1940. The Staff of the Commission believes that the issuance of these securities and the design of the Company’s capital structure were made in an effort to dilute the economic and voting interest of the other shareholders of the Company and that such capital structure violates the Investment Company Act of 1940.  Unico believed at the time that the debentures and Series A Preferred shares were issued they were not senior securities. However, the Company may not be in compliance with Section 18 of the Investment Company Act of 1940 which requires that the Company maintain net assets to senior security coverage of at least 200%. The Company's efforts to restructure the obligations and preferred stock into a format acceptable with the Commission have been unsuccessful. As a result, the Company may be out of compliance with Sections 18 and 61 of the Investment Company Act of 1940 and is pursuing various options to extinguish the stock or otherwise become compliant. The Company could be subject to enforcement action by the Commission in connection with the foregoing.  The Company believes it will be better able to address its capital structure if it were not subject to the BDC Provisions.

     On August 1, 2005, the Board unanimously approved the proposal to authorize the Board to withdraw the Company’s election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Investment Company Act. If the stockholders approve this proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company’s application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Investment Company Act applicable to BDC’s generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements. If this Proposal is approved by the stockholders and the Board does not withdraw the Company’s election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application.

     The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an “investment company” under the Investment Company Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

Investment Company Act Provisions Applicable to BDC’s

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act also imposes, among others, the following regulations on BDC’s:

The issuance of senior equities and debt securities by a BDC is subject to certain limitations, certain of which restrictions the Company may have violated;
The issuance of warrants and options by a BDC is subject to certain limitations, certain of which restrictions the Company may have violated;
A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;
A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;
A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

  The composition of a BDC’s Board is restricted ( e.g ., participation by investment bankers and certain other participants is limited), in addition, a majority of the Board must be independent members and certain activities by the Company must be approved by the independent members of the Board;

There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;
  There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than “qualifying assets” unless, at the time the acquisition is made, such “qualifying assets” represent at least 70% of the value of the BDC’s total assets. “Qualifying Assets” generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a)is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not “qualifying assets”, but such investments may not exceed 30% of the BDC’s total asset value at the time of such investment;

A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and
A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     If the stockholders approve this proposal and the Board withdraws the Company’s election to be treated as a BDC, the Company would no longer be subject to regulation under the Investment Company Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

     As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue Restricted Stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

     In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-KSB, Form 10-QSB, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company’s election to be treated as a BDC is not expected to have any affect on the Company’s trading status on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

    Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment Company Act discussed above. For example:

  Issuance of Securities other than Common Stock. BDC’s are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company’s net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain “asset coverage” tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company’s investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

  The Company previously issued shares of preferred stock and convertible debentures which may be deemed to be “senior securities” as defined under the Investment Company Act.  One of the reasons for the Company’s desire to withdraw as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be part of the Company’s capitalization, as would be permitted for a non-BDC company.  Certain of these securities are owned by affiliates of the Company.

  Related Party Transactions. The Investment Company Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC’s, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation’s best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company’s directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

  Business Focus. The nature of the Company’s business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC regulation would be inappropriate for such activities.

  Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Historically, the market prices for BDC stocks have been lower than net asset value, making it much more difficult for BDC’s to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company’s Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

  Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

  Eligible Investments. As a BDC, the Company may not acquire any asset other than “Qualifying Assets” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the “70% test” ). Because of the limitations on the type of investments the Company may make, as well as the Company’s total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company’s business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company’s relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

     The Board believes that the above reasons, among others, indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act would be to withdraw the Company’s election to be treated as a BDC.

Effect of Election to Withdrawal as a BDC on the Company’s Financial Statements

     In the event that the Board withdraws the Company’s election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company’s business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

     The election to withdraw the Company as a BDC under the Investment Company Act will result in a significant change in the Company’s method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC’s to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of it holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC’s.

     The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Purpose of the Proposal; Need for Stockholder Approval

     Section 58 of the Investment Company Act provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.

Vote Required; Board Recommendation

    RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S PROPOSAL TO WITHDRAW AS A BDC.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, with the exception that Mark Lopez, Wayne Hartle and Ray Brown are each holders of shares of series A preferred stock of the Company.  As such, they may benefit from the withdrawal of the Company as a BDC, because such withdrawal would permit them to continue to hold their shares of series A preferred stock.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 500 million shares of Common Stock authorized with a stated value of $.10 per share, of which approximately 498,427,896 shares were issued and outstanding, with 572,104 shares authorized but unissued.  Each holder of Unico’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company has 20,000,000 shares of Preferred Stock designated. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has one (1) class or series of Preferred Stock outstanding.

Series A Preferred Stock – The Company has ten million (10,000,000) shares of Series A Preferred Stock designated.  Each share of Series A Preferred Stock is convertible into shares of the Company’s Common Stock on a one-for-one (1:1) basis, and the conversion ratio is not affected by forward or reverse stock splits.  The Series A Preferred Stock is non-interest bearing, does not have voting rights and is not entitled to receive dividends.  In the event of a liquidation event, the Series A Preferred Stock automatically converts into Common Stock based on the foregoing formula.  Holders of the Series A Preferred Stock are entitled to elect two (2) persons to the Company’s Board of Directors. As of the Record Date, there were 10,000,000 shares of Series A outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 15, 2005 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.

Name and Address	Number of Shares Beneficially Owned	Class	Percentage of Class
Mark A. Lopez Chief Executive Officer	5,000,000 5,401,968	Common Series A Preferred	1% 54%
Wayne Ash President	200,000	Common	*
Wayne Hartle Secretary	1,197,000 348,989	Common Series A Preferred	* 4%
Richard Belliston Director	1,233,278	Common	*
Ray Brown Director	18,000,000 3,549,043	Common Series A Preferred	4% 35%
All directors and executive officers (5 persons)	25,630,278 9,300,000	Common Series A Preferred	5% 93%
*Denotes less than 1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 498,427,896 shares of common stock and 10,000,000 shares of Series A Preferred Stock outstanding as of July 15, 2005.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at “http://www.sec.gov.”

OTHER BUSINESS

The board of directors knows of no other matters to be presented at the special meeting.  If any other matter does properly come before the special meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at Unico’s next annual meeting of shareholders must have been received by the Company not later than a reasonable time before Unico begins to print and mail its proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934.  Unico intends that its next annual meeting of shareholders shall be held in November, 2005.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference information that the Company files with the SEC.  Unico incorporates by reference the information contained in Unico’s Annual Report to Stockholders on Form 10-KSB for the fiscal year ended February 28, 2005 filed with the SEC on June 20, 2005 and mailed with this proxy statement.

ANNUAL REPORT

A copy of Unico's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended February 28, 2005, including financial statements, accompany this notice of special meeting and proxy statement.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST.  REQUESTS SHOULD BE SENT TO MARK LOPEZ, 8880 RIO SAN DIEGO DRIVE, 8TH FLOOR, SAN DIEGO, CALIFORNIA 92108.

Dated: August 8, 2005

San Diego, California

UNICO, INCORPORATED

PROXY FOR SPECIAL MEETING TO BE HELD ON September 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. Lopez as proxy, with the power to appoint their substitute(s), to represent and to vote all the shares of common stock of Unico, Incorporated, an Arizona corporation (the “Company”), which the undersigned would be entitled to vote, at Unico’s special meeting of stockholders to be held on September 9, 2005 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

SPECIAL MEETING OF SHAREHOLDERS OF

UNICO, INCORPORATED

September 9, 2005

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Unico, Incorporated to be held at 10:00 a.m. local time on September 9, 2005, at the Hilton San Diego Mission Valley located at 901 Camino del Rio South, San Diego, California, 92108.  Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

	FOR	AGAINST	ABSTAIN
1. To consider and vote upon a proposal to authorize the Board to withdraw the Company's election to be treated as a business development company("BDC") pursuant to Section 54(c) under the Investment Company Act.	[ ]	[ ]	[ ]

This proxy when properly executed will be voted in the manner directed above.  In the absence of direction for the above proposal, this proxy will be voted “FOR” that proposal.  Other matters: in their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

If you plan to attend the special meeting of shareholders, please mark this box [_]

Dated:________________, 2005

SIGNATURE _____________________________________________________________

NAME (PRINTED) ________________________________________________________

TITLE _________________________________________________________________

Important: Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.